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                                                                       Exhibit 9


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information and to the inclusion, in Post-Effective Amendment Number 21 to the Registration Statement (Form N-1A No. 2-88290) and related Prospectus of Hilliard-Lyons Government Fund, Inc., of those references and of our report dated September 17, 1999 on the Hilliard-Lyons Government Fund, Inc.


                                            ERNST & YOUNG LLP

Louisville, Kentucky
September 27, 1999